UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported):  July 27, 2011

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone St.
Aberdeen, Washington 98520-5244
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

Pacific Financial Corporation ("Pacific") is furnishing information in accordance with Regulation FD regarding its financial results for the six months ended June 30, 2011.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any filing under the Securities Act of 1933, except as may be expressly set forth by specific reference in any such filing.

Pacific's net income for the three and six months ended June 30, 2011, was $603,000, and $1,035,000, respectively, compared to $503,000 and $1,137,000 for the three and six month periods ended June 30, 2010.  The increase in net income for the three month period was primarily related to a decrease in provision for credit losses.  The decrease in net income for the six month period was primarily related to a decrease in the gain on sale of loans and an other-than-temporary-impairment (“OTTI”) loss of $243,000, which were partially offset by a decrease in provision for credit losses.  Net interest margin increased to 3.97% for the six months ended June 30, 2011, compared to 3.89% for the same period of the prior year.  Provision for credit losses was $500,000, down from $2,000,000 a year ago.  The decrease is due to a decline in net charge-offs which totaled $151,000 for the six months ended June 30, 2011 compared to $1,848,000 for the same period in 2010.  Non-performing assets totaled $20,154,000, or 3.13% of total assets, at June 30, 2011, compared to $16,579,000, or 2.57% of total assets, at December 31, 2010.  The increase is due largely to one loan totaling $3,997,000, of which 80% is guaranteed by the United States Department of Agriculture.

Net interest income for the three and six months ended June 30, 2011, increased $85,000 and $68,000, respectively, compared to the same periods of the prior year.  The increase is primarily the result of an improvement in funding costs which reflects a decrease in rates paid on certificates of deposits.  The Company continues to roll off brokered deposits as they mature.  During the six months ended June 30, 2011, $9.7 million in brokered deposits matured which contributed to the decrease in the cost of funds.

Non-interest income for the three and six months ended June 30, 2011 decreased $1,082,000 and $1,482,000, or 28.68% and 16.71%, respectively, compared to the same periods in 2010.  The decreases are mostly attributable to decreases in gain on sales of loans and other real estate owned (“OREO”), as well as an OTTI loss of $243,000.  These were partially offset by an increase in interchange revenue on debit cards.  Non-interest expense for the three and six months ended June 30, 2011 increased slightly by $87,000 and $144,000, or 1.34% and 1.14%, respectively, compared to the same periods in 2010.  The increases were primarily related to increases in salary and employee benefits costs and OREO write-downs, which were partially offset by decreases in expenses for occupancy and equipment and FDIC assessments.

Total assets decreased 0.12% to $643.7 million at June 30, 2011, compared to $644.4 million at December 31, 2010.  The decrease is mostly attributable to planned decreases in certificates of deposits which were funded from interest bearing deposits.  Total loans, including loans held for sale, were $487.0 million at June 30, 2011, up $11.1 million from $475.8 million at year-end 2010.  The increase in loans was primarily in commercial and industrial loans and commercial real estate loans.  The ratio of the allowance for credit losses to total loans outstanding was 2.30%, 2.28% and 2.39% at June 30, 2011, December 31, 2010 and June 30, 2010, respectively.

Capital ratios continue to exceed regulatory requirements for well-capitalized institutions.  Tier 1 leverage and total risk based capital ratios at June 30, 2011 for the Company’s subsidiary, Bank of the Pacific, were 10.05% and 14.48%, respectively, compared to 9.80% and 14.62% at December 31, 2010, respectively.  Pacific's unaudited consolidated balance sheets at June 30, 2011 and December 31, 2010, and unaudited consolidated statements of operations and selected performance ratios for the three and six months ended June 30, 2011 and 2010, follow.

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Balance Sheets

June 30, 2011 and December 31, 2010

(Dollars in thousands) (Unaudited)

	June 30, 2011	December 31, 2010
Assets
Cash and due from banks	$11,431	$7,428
Interest bearing deposits in banks	34,394	54,330
Investment securities available-for-sale (amortized cost of $47,822 and $42,402)	47,990	41,893
Investment securities held-to-maturity (fair value of $7,269 and $6,584)	7,151	6,454
Federal Home Loan Bank stock, at cost	3,182	3,182
Loans held for sale	9,618	10,144

Loans	477,349	465,681
Allowance for credit losses	10,966	10,617
Loans, net	466,383	455,064

Premises and equipment	15,024	15,181
Other real estate owned	6,785	6,580
Accrued interest receivable	2,371	2,334
Cash surrender value of life insurance	17,011	16,748
Goodwill	11,282	11,282
Other intangible assets	1,268	1,303
Other assets	9,766	12,480

Total assets

$

643,656

$

644,403

Liabilities and Shareholders' Equity

Deposits:
Demand, non-interest bearing	$92,441	$95,115
Savings and interest-bearing demand	271,401	253,347
Time, interest-bearing	180,101	196,492
Total deposits	543,943	544,954

Accrued interest payable	1,475	1,380
Secured borrowings	768	925
Short-term borrowings	9,000	10,500
Long-term borrowings	10,500	10,500
Junior subordinated debentures	13,403	13,403
Other liabilities	3,256	2,972
Total liabilities	582,345	584,634

Shareholders' Equity

Common Stock (par value $1); 25,000,000 shares authorized; 10,121,853 shares issued and outstanding at June 30, 2011 and December 31, 2010	10,122	10,122
Additional paid-in capital	41,328	41,316
Retained earnings	10,268	9,233
Accumulated other comprehensive loss	(407)	(902)
Total shareholders' equity	61,311	59,769

Total liabilities and shareholders' equity

$

643,656

		$644,403

PACIFIC FINANCIAL CORPORATION

Condensed Consolidated Statements of Income

Three and six months ended June 30, 2011 and 2010

(Dollars in thousands, except per share data) (Unaudited)

Three Months Ended June 30,		Six Months Ended June 30,
2011	2010	2011	2010

Interest and dividend income
Loans	$6,773	$7,179	$13,598	$14,413
Investment securities and FHLB dividends	516	551	1,032	1,210
Deposits with banks and federal funds sold	24	26	48	63
Total interest and dividend income	7,313	7,756	14,678	15,686

Interest Expense
Deposits	1,254	1,708	2,619	3,568
Other borrowings	294	368	609	736
Total interest expense	1,548	2,076	3,228	4,304

Net Interest Income	5,765	5,680	11,450	11,382
Provision for credit losses	--	1,200	500	2,000
Net interest income after provision for credit losses	5,765	4,480	10,950	9,382

Non-interest Income
Service charges on deposits	466	514	880	874
Net gain (loss) on sales of other real estate owned	(146)	229	(143)	254
Gain on sales of loans	546	1,105	1,099	1,849
Net gain on sales of investments available-for-sale	74	173	184	402
Other-than-temporary-impairment loss	(50)	--	(243)	--
Earnings on bank owned life insurance	134	134	263	265
Other operating income	350	301	664	542
Total non-interest income	1,374	2,456	2,704	4,186

Non-interest Expense
Salaries and employee benefits	3,397	3,298	6,825	6,535
Occupancy and equipment	641	682	1,285	1,374
Other real estate owned write-downs	422	343	537	491
Other real estate owned operating costs	112	137	204	259
Professional services	225	183	400	378
FDIC and State assessments	183	343	496	711
Data processing	302	243	584	557
Other	1,312	1,278	2,402	2,284
Total non-interest expense	6,594	6,507	12,733	12,589

Income before income taxes	545	429	921	979
Benefit for income taxes	(58)	(74)	(114)	(158)
Net Income	$603	$503	$1,035	$1,137

Earnings per common share:
Basic	$0.06	$0.05	$0.10	$0.11
Diluted	0.06	0.05	0.10	0.11
Weighted Average shares outstanding:
Basic	10,121,853	10,121,853	10,121,853	10,121,853
Diluted	10,121,853	10,121,853	10,121,853	10,121,853

PACIFIC FINANCIAL CORPORATION
Selected Performance Ratios

Six months ended June 30,
2011	2010

Net interest margin (1)	3.97%	3.89%
Efficiency ratio (2)	89.96%	80.86%
Return on average assets	0.32%	0.35%
Return on average common equity	3.41%	3.92%

As of Period End
June 30,	December 31,
2011	2010

Book value per common share	$6.06	$5.90
Tangible book value per common share (3)	$4.82	$4.66

Tier 1 Leverage Ratio	10.05%	9.80%
Tier 1 Risk Based Capital Ratio	13.21%	13.35%
Total Risk Based Capital Ratio	14.48%	14.62%

(1)     Net interest income divided by average earnings assets.

(2)     Non interest expense divided by the sum of net interest income and non interest income.

(3)     Total shareholders’ equity less intangibles divided by shares outstanding.

SUMMARY OF NON-PERFORMING ASSETS (in thousands)	June 30, 2011	December 31, 2010	June 30, 2010

Accruing loans past due 90 days or more	$--	$--	$--
Restructured loans on accrual status	398	--	--
Non-accrual loans (4)	12,958	9,999	10,596
Total non-performing loans	13,356	9,999	10,596

Other real estate owned and repossessions	6,798	6,580	6,935
Total non-performing assets	$20,154	$16,579	$17,531

Non-performing loans to total loans (5)	2.80%	2.15%	2.26%
Non-performing assets to total assets	3.13%	2.57%	2.74%
Allowance for loan losses to non-performing loans	82.11%	106.18%	106.12%
Allowance for loan losses to total loans (5)	2.30%	2.28%	2.39%

(4)     Includes $5,555,000 and $932,000 in non-accrual troubled debt restructured loans (“TDRs”) as of June 30, 2011 and December 31, 2010, respectively.  There were no TDRs as of June 30, 2010.

(5)     Excludes loans held for sale.

Loan Composition (in thousands)	June 30, 2011	December 31, 2010

Commercial and industrial	$88,421	$84,575
Real estate:
Construction, land development and other land loans	47,040	46,256
Residential 1-4 family	86,767	89,212
Multi-family	10,452	9,113
Commercial real estate – owner occupied	116,240	109,936
Commercial real estate – non owner occupied	108,226	106,079
Farmland	21,505	22,354
Consumer	9,177	9,128
Less unearned income	(861)	(828)
Total Loans (6)	$486,967	$475,825

(6)     Includes loans held for sale.

Deposit Composition (in thousands)	June 30, 2011	December 31, 2010

Non-interest bearing demand	$92,441	$95,115
Interest bearing demand	112,425	103,358
Money market deposits	98,766	93,996
Savings deposits	60,210	55,993
Time deposits	180,101	196,492
Total deposits	$543,943	$544,954

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION

DATED: July 27, 2011	By	/s/ Denise Portmann
Denise Portmann Chief Financial Officer